UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MASONITE INTERNATIONAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

Masonite International Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road

Concord, Ontario L4K 2N6 Canada

(Address of principal executive offices)

(800) 895-2723

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock (no par value)	DOOR	New York Stock Exchange
(Title of class)	(Trading symbol)	(Name of exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01	Regulation FD Disclosure.

On April 15, 2024, Masonite International Corporation, a British Columbia corporation (“Masonite”), and Owens Corning, a Delaware corporation (“Owens Corning”), jointly issued a press release to announce, in connection with the anticipated acquisition of Masonite by Owens Corning (the “Arrangement”), the commencement of an offer by Owens Corning to purchase for cash any and all of Masonite’s outstanding 5.375% Senior Notes due 2028 (the “2028 Notes”) and a related consent solicitation by Masonite soliciting consents of holders of the 2028 Notes to adopt certain proposed amendments to the indenture governing the 2028 Notes to eliminate certain covenants, restrictive provisions and events of default from such indenture, in each case made to holders pursuant to the terms of and subject to the conditions set forth in the offer to purchase and consent solicitation statement dated April 15, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Form 8-K is not intended to and does not constitute an offer to sell or purchase, or the solicitation of an offer to sell or purchase, or the solicitation of any vote of approval or the solicitation of tenders or consents with respect to any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This Form 8-K and Exhibit 99.1 contain statements intended as “forward-looking statements,” which are subject to the cautionary statements about forward-looking statements set forth in Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Additional Information and Where to Find It

In connection with the Arrangement, Masonite filed with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A (the “Proxy Statement”) on March 22, 2024. Masonite may also file other documents with the SEC regarding the Arrangement. This communication is not a substitute for the Proxy Statement or any other document which Masonite may file with the SEC.

INVESTORS AND SECURITY HOLDERS OF MASONITE ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT, AS WELL AS OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE ARRANGEMENT OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT MASONITE, OWENS CORNING, THE ARRANGEMENT AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE ARRANGEMENT AGREEMENT (AS DEFINED IN THE PROXY STATEMENT) THAT HOLDERS OF MASONITE’S SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING VOTING.

Investors and security holders may obtain free copies of the Proxy Statement and other documents filed with the SEC when available without charge through the website maintained by the SEC at www.sec.gov or, in the case of documents filed by Masonite, by directing a request to Marcus Devlin, Director, Investor Relations at investorrelations@masonite.com, or by calling 813-877-2726, or from Masonite’s website https://investor.masonite.com, or, in the case of documents filed by Owens Corning, by directing a request to Amber Wohlfarth, Vice President, Investor Relations at Amber.Wohlfarth@owenscorning.com, or by calling 419-248-5639, or from Owens Corning’s website https://investor.owenscorning.com/investors.

Participants in the Solicitation

Masonite, Owens Corning and certain of their directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the Arrangement.

Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the Arrangement, including a description of their direct or indirect interests in the Arrangement, by security holdings or otherwise, is set forth in the Proxy Statement and may be set forth in other relevant materials related to the Arrangement when they are filed with the SEC.

Information regarding Masonite’s directors and executive officers, their ownership of Masonite common shares, and Masonite’s transactions with related parties is contained in the sections entitled “Proposal 1: Election of Directors,” “Security Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Party Transactions” included in Masonite’s proxy statement for the 2023 annual meeting of shareholders, which was filed with the SEC on March 29, 2023 (and which is available at https://www.sec.gov/Archives/edgar/data/893691/000119312523083032/d326829ddef14a.htm) and in the sections entitled “Directors, Executive Officers and Corporate Governance” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” included in Masonite’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 29, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/893691/000089369124000011/door-20231231.htm). To the extent holdings of Masonite securities by the directors and executive officers of Masonite have changed from the amounts of securities of Masonite held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated in the previous section.

Information regarding the directors and executive officers of Owens Corning is contained in the sections entitled “Information Concerning Directors” and “Security Ownership of Executive Officers and Directors” included in Owens Corning’s proxy statement for its 2024 annual meeting of stockholders, filed with the SEC on March 7, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1370946/000137094624000083/oc-20240307.htm), and in the section entitled “Information About Our Executive Officers” included in Owens Corning’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 14, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1370946/000137094624000046/oc-20231231.htm). To the extent holdings of Owens Corning securities by the directors and executive officers of Owens Corning have changed from the amounts of securities of Owens Corning held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

99.1	Press release, dated April 15, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date: April 15, 2024	By:	/s/ James C. Pelletier
	Name:	James C. Pelletier
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit 99.1

NEWS RELEASE

Owens Corning Commences Tender Offer and

Masonite Commences Consent Solicitation

TOLEDO, Ohio & TAMPA, Florida — April 15, 2024 – Owens Corning (NYSE: OC), a leader in global building and construction materials, and Masonite International Corporation (“Masonite”) (NYSE: DOOR), a leading global provider of interior and exterior doors and door systems, today announced that Owens Corning has commenced an offer to purchase for cash (the “Tender Offer”) any and all outstanding 5.375% Senior Notes due 2028 issued by Masonite (the “Masonite Notes”) in connection with Owens Corning’s anticipated acquisition of Masonite. In conjunction with the Tender Offer, Masonite is soliciting consents (the “Consent Solicitation”) to adopt certain proposed amendments to the indenture governing the Masonite Notes (the “Masonite Indenture”) to eliminate certain of the covenants, restrictive provisions and events of default from such indenture (collectively, the “Proposed Amendments”).

The following table sets forth the amount of the Tender Offer Consideration, Early Participation Payment, and Total Consideration (each as defined below) for the Masonite Notes:

			Per $1,000 Principal Amount
Title of Series	CUSIP / ISIN Nos. of Masonite Notes	Aggregate Principal Amount Outstanding	Tender Offer Consideration(1)	Early Participation Payment(2)	Total Consideration(1)(3)
5.375% Senior Notes due 2028	144A CUSIP: 575385AD1 144A ISIN: US575385AD19 Reg. S CUSIP: C5389UAL4 Reg. S ISIN: USC5389UAL47	$500,000,000	$973.75	$30.00	$1,003.75

(1)	Excludes accrued and unpaid interest to, but not including, the applicable Settlement Date (as defined below), which will be paid in addition to the Tender Offer Consideration.
(2)

In order to be eligible to receive the early participation payment set out in the table above (the “Early Participation Payment”), Holders (as defined below) must validly tender their Masonite Notes and deliver their related consents at or prior to the Early Participation Deadline (as defined below).

(3)	Includes the Tender Offer Consideration and the Early Participation Payment.

Owens Corning and Masonite are making the Tender Offer and Consent Solicitation pursuant to the terms of and subject to the conditions set forth in the offer to purchase and consent solicitation statement dated April 15, 2024 (the “Statement”).

For each $1,000 principal amount of Masonite Notes validly tendered at or before 5:00 p.m., New York City time, on May 13, 2024, unless extended or terminated (such date and time, as the same may be extended, the “Expiration Time”), and not validly withdrawn, holders of Masonite Notes (collectively, the “Holders”) will be eligible to receive the tender offer consideration set out in the table above (the “Tender Offer Consideration”). Masonite Notes that have been validly tendered may be withdrawn at any time prior to 5:00 p.m., New York City time, on April 26, 2024, unless extended or terminated (such date and time, as the same may be extended, the “Withdrawal Deadline”). However, to be eligible to receive the Tender Offer Consideration, such withdrawn Masonite Notes must be validly re-tendered and not validly withdrawn prior to the Expiration Time. Holders that validly tender and deliver (and do not validly withdraw and revoke)

their Masonite Notes and related consents at or prior to 5:00 p.m., New York City Time, on April 26, 2024, unless extended or terminated (such date and time, as the same may be extended, the “Early Participation Deadline”) and whose Masonite Notes are accepted for purchase by Owens Corning will be entitled to receive the Tender Offer Consideration and Early Participation Payment (collectively, the “Total Consideration”) on the applicable Settlement Date. Holders that validly tender and deliver (and do not validly withdraw and revoke) their Masonite Notes and related consents after the Early Participation Deadline but at or prior to the Expiration Time and whose Masonite Notes are accepted for purchase by Owens Corning will be entitled only to the Tender Offer Consideration. In addition to the Total Consideration or Tender Offer Consideration, as applicable, tendering Holders whose Masonite Notes are accepted for purchase pursuant to the Tender Offer will receive accrued and unpaid interest from the last interest payment date with respect to the Masonite Notes to, but not including, the applicable Settlement Date.

Holders may not deliver consents to the Proposed Amendments in the Consent Solicitation without tendering Masonite Notes in the Tender Offer, and may not tender Masonite Notes in the Tender Offer without delivering consents to the Proposed Amendments in the Consent Solicitation.

The “Early Settlement Date” will be, at Owens Corning’s option, any time after the Early Participation Deadline and prior to the Expiration Time, subject to the satisfaction or waiver of all conditions to consummation of the Tender Offer and the Consent Solicitation, including the consummation of the Arrangement (as defined below). The “Final Settlement Date” will be promptly after the Expiration Time. We refer to the Early Settlement Date and the Final Settlement Date as the “Settlement Date,” as applicable.

To the extent any Masonite Notes are not tendered and accepted for purchase pursuant to the Tender Offer, Owens Corning or Masonite may purchase any outstanding Masonite Notes in the open market, in privately negotiated transactions, through one or more additional tender or exchange offers, by redemption or otherwise.

Masonite is soliciting consents from the Holders (i) to the Proposed Amendments to eliminate certain covenants, restrictive provisions and events of default applicable to the Masonite Notes and (ii) to the execution and delivery of a supplemental indenture to the Masonite Indenture, containing the Proposed Amendments. The consent of the Holders of a majority of the outstanding aggregate principal amount of the Masonite Notes will be required to give effect to the Proposed Amendments.

The Tender Offer and Consent Solicitation are conditioned upon, among other conditions, the consummation of the pending acquisition of Masonite by Owens Corning pursuant to the Arrangement Agreement, dated as of February 8, 2024 (as it may be amended, the “Arrangement Agreement”), by and among Owens Corning, MT Acquisition Co ULC, a wholly owned subsidiary of Owens Corning (“Purchaser”), and Masonite, which condition cannot be waived. Subject to the terms and conditions of the Arrangement Agreement, Purchaser will acquire all of the issued and outstanding common shares of Masonite (the “Arrangement”). The consummation of the Arrangement is not conditioned upon the successful closing of the Tender Offer or Consent Solicitation.

Owens Corning has engaged Morgan Stanley & Co. LLC as Lead Dealer Manager and Solicitation Agent and Wells Fargo Securities, LLC as Co-Dealer Manager and Solicitation Agent for the Tender Offer. Copies of the Statement may be obtained from Global Bondholder Services Corporation, the Depositary and Information Agent, by phone at (855) 654-2015 (toll-free) or (212) 430-3774 (collect for banks and brokers) or by email at contact@gbsc-usa.com. Please direct questions regarding the Tender Offer to Morgan Stanley & Co. LLC at (800) 624-1808 (toll-free) or (212) 761-1057 (collect for banks and brokers).

About Owens Corning

Owens Corning is a global building and construction materials leader committed to building a sustainable future through material innovation. Our three integrated businesses – Roofing, Insulation, and Composites – provide durable, sustainable, energy-efficient solutions that leverage our unique material science, manufacturing, and market knowledge to help our customers win and grow. We are global in scope, human in scale with approximately 18,000 employees in 30 countries dedicated to generating value for our customers and shareholders and making a difference in the communities where we work and live. Founded in 1938 and based in Toledo, Ohio, USA, Owens Corning posted 2023 sales of $9.7 billion.

About Masonite

Masonite is a leading global designer, manufacturer, marketer and distributor of interior and exterior doors and door systems for the new construction and repair, renovation and remodeling sectors of the residential and non-residential building construction markets. Since 1925, Masonite has provided its customers with innovative products and superior service at compelling values. Masonite currently serves approximately 7,000 customers globally.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements present our current forecasts and estimates of future events. These statements do not strictly relate to historical or current results and can be identified by words such as “anticipate,” “appear,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “will,” “can,” “could,” “predict,” “future,” “potential,” “intend,” “forecast,” “look,” “build,” “focus,” “create,” “work,” “continue,” “target,” “poised,” “advance,” “drive,” “aim,” “approach,” “seek,” “schedule,” “position,” “pursue,” “progress,” “budget,” “outlook,” “trend,” “guidance,” “commit,” “on track,” “objective,” “goal,” “opportunity,” “ambitions,” “aspire” and variations of negatives of such terms or variations thereof. Other words and terms of similar meaning or import in connection with any discussion of future plans, actions, events or operating, financial or other performance identify forward-looking statements.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the transactions contemplated by the Arrangement Agreement, including the Arrangement (the “Transaction”), including the expected time period to consummate the Transaction, the anticipated benefits (including synergies) of the Transaction and integration and transition plans, opportunities, anticipated future performance, expected share buyback programs and expected dividends. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties, assumptions and other factors, many of which are beyond the control of Masonite and Owens Corning, that could cause actual results to differ materially from the results projected in such forward-looking statements. These risks, uncertainties, assumptions and other factors include, without limitation: the expected timing and structure of the Transaction; the ability of the parties to complete the Transaction; the expected benefits of the Transaction, such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, business plans, expanded portfolio and financial strength; the timing, receipt and terms and conditions of any required governmental, court and regulatory approvals of the Transaction; the ability of Owens Corning to successfully integrate the operations of Masonite and to achieve expected synergies; cost reductions and/or productivity improvements, including the risk that problems may arise which may result in the combined company not operating as effectively and efficiently as expected; the occurrence of any event, change or other circumstances that could give rise to the termination of the Arrangement Agreement; the possibility that Masonite’s shareholders may not approve the Transaction; the risk that the anticipated tax treatment of the Transaction is not obtained; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that any announcements relating to the Transaction could have adverse effects on the market price of Masonite’s or Owens Corning’s common shares; the risk that the Transaction and its announcement could have an adverse effect on the parties’ business relationships and businesses generally, including the ability of Masonite and Owens Corning to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; unexpected future capital expenditures; potential litigation relating to the Transaction that could be instituted against Masonite and/or Owens Corning or their respective directors and/or officers; third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Transaction which are not waived or otherwise satisfactorily resolved; the competitive ability and position of Owens Corning following completion of the Transaction; legal, economic and regulatory conditions, and any assumptions underlying any of the foregoing; levels of residential and commercial or industrial construction activity; demand for Masonite and Owens Corning products; industry and economic conditions including, but not limited to, supply chain disruptions, recessionary conditions, inflationary pressures, interest rate and financial market volatility and the viability of banks and other financial institutions; availability and cost of energy and raw materials; levels of global industrial production; competitive and pricing factors; relationships with key customers and customer concentration in certain areas; issues related to acquisitions, divestitures and joint ventures or expansions; various events that could disrupt operations, including climate change, weather conditions and storm activity such as droughts, floods, avalanches and earthquakes, cybersecurity attacks, security threats and governmental response to them, and technological changes; legislation and related regulations or interpretations, in the United States or elsewhere; domestic and international economic and political conditions, policies or other governmental actions, as well as war and civil disturbance; changes to tariff, trade or investment policies or laws; uninsured losses, including those from natural disasters, catastrophes, pandemics, theft or sabotage; environmental, product-related or other legal and regulatory unforeseen or unknown liabilities, proceedings or actions; research and development activities and intellectual property protection; issues involving implementation and protection of information technology systems; foreign exchange and commodity price fluctuations; levels of indebtedness, liquidity and the availability and cost of credit; rating agency actions and Masonite’s and Owens Corning’s ability to access short-and long-term debt markets on a timely and affordable basis; the level of fixed costs required to run Masonite’s and Owens Corning’s businesses; levels of goodwill or other indefinite-lived intangible assets; labor disputes or shortages, changes in labor costs and labor difficulties; effects of industry, market, economic, legal or legislative, political or regulatory conditions outside of Masonite’s or Owens Corning’s control; and other factors detailed from time to time in Masonite’s and Owens Corning’s SEC filings.

All forward-looking statements in this communication should be considered in the context of the risks and other factors described above and in the specific factors discussed under the heading “Risk Factors” in both Masonite’s and Owens Corning’s most recent Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Masonite’s reports that are filed with the SEC are available on Masonite’s website at https://investor.masonite.com/ and on the SEC’s website at http://www.sec.gov, and Owens Corning’s reports that are filed with the SEC are available on Owens Corning’s website at https://investor.owenscorning.com/investors and on the SEC website at http://www.sec.gov. Any forward-looking statements speak only as of the date the statement is made and neither Owens Corning nor Masonite undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results may differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on any forward-looking statements.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to purchase, or the solicitation of an offer to sell, or the solicitation of tenders or consents with respect to any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In the case of the Tender Offer and Consent Solicitation, the Tender Offer and Consent Solicitation are being made solely pursuant to the Statement and only to such persons and in such jurisdictions as is permitted under applicable law.

Contacts

Owens Corning

Amber Wohlfarth VP, Corporate Affairs & Investor Relations amber.wohlfarth@owenscorning.com 419.248.5639	Megan James Director, Media Relations megan.james@owenscorning.com 419.348.0768

Masonite

Richard Leland VP, Finance and Treasurer rleland@masonite.com 813.739.1808	Marcus Devlin Director, Investor Relations mdevlin@masonite.com 813.371.5839	Tali Epstein / Jim Golden / Jude Gorman Collected Strategies Masonite- CS@collectedstrategies.com

Source: Owens Corning Company News / Owens Corning Investor Relations News